EXHIBIT 12.1

ANTHONY L.G., PLLC

LAURA ANTHONY, ESQ	WWW.ANTHONYPLLC.COM
GEOFFREY ASHBURNE, ESQ*	WWW.SECURITIESLAWBLOG.COM
JOHN CACOMANOLIS, ESQ**	WWW.LAWCAST.COM
CHAD FRIEND, ESQ, LLM
SVETLANA ROVENSKAYA, ESQ***

OF COUNSEL:	DIRECT E-MAIL: LANTHONY@ANTHONYPLLC.COM
MICHAEL R. GEROE, ESQ, CIPP/US****
CRAIG D. LINDER, ESQ*****
PETER P. LINDLEY, ESQ, CPA, MBA
STUART REED, ESQ
MARC S. WOOLF, ESQ

*licensed in CA
**licensed in FL and NY
***licensed in NY and NJ
****licensed in CA, DC, MO and NY
*****licensed in CA, FL and NY

June 23, 2021

Worthy Property Bonds, Inc.

One Boca Commerce Center

551 NW 77 Street, Suite 212

Boca Raton, FL 33487

Re: Worthy Property Bonds, Inc. Offering Statement on Form 1-A

Ladies and Gentlemen:

We have acted as securities counsel to Worthy Property Bonds, Inc. (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission of a Regulation A offering statement on Form 1-A, as amended (the “Offering Statement”), relating to the offer by the Company of up to 7,500,000 of the Company’s Worthy Property Bonds (“Bonds”), with an aggregate principal amount of $75,000,000, which includes up to (i) 7,488,000 of the Bonds for a purchase price of $10.00 per Bond, with an aggregate principal amount of $74,880,000, for cash and (ii) 12,000 of the Bonds, with a value of $10.00 per Bond and an aggregate principal amount of $120,000, as rewards under the Company’s Worthy Property Bond Rewards Program for eligible referrals (not for cash).

This opinion letter is being delivered in accordance with the requirements of Item 17(12) of Form 1-A under the Securities Act of 1933, as amended.

In connection with rendering this opinion, we have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies.

We have reviewed: (a) the articles of incorporation of the Company; (b) the bylaws of the Company; (c) the offering circular; (d) form of Worthy Property Bond Investor Agreement (for cash); (e) form of Worthy Property Bond Subscription Agreement (for Bond rewards for eligible referrals) and (f) such other corporate documents, records, papers and certificates as we have deemed necessary for the purposes of the opinions expressed herein.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that the Bonds, when issued and delivered in the manner and/or the terms described in the Offering Statement as filed (after it is declared qualified), will be validly issued, fully paid and will be a binding obligation of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, (a) the internal laws of the State of Florida and (b) the federal laws of the United States. We express no opinion as to laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion should the laws be changed after the effective date of the Offering Statement by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion as an exhibit to the Offering Statement and to the reference to our firm under the caption “Legal Matters” in the Offering Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Sincerely yours,

/s/ Laura E. Anthony
Laura E. Anthony,
For the Firm

625 N. FLAGLER DRIVE, #600 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936 ●
FAX 561-514-0832